AMENDMENT N0. 12
NON-COMPETITION AGREEMENT

AMENDMENT NO. 12, dated as of August 8, 2010, among The STUDENT LOAN CORPORATION, a Delaware corporation (“Company”), CITIBANK, N.A., a national banking association (“Citibank”), CITIGROUP INC., a Delaware corporation and the ultimate parent of Citibank (“Citigroup” and, together with Citibank, the “Parents”).

WHEREAS, the Company, Citibank (successor by merger to Citibank (New York State)), and Citicorp, a Delaware corporation, have heretofore entered into a Non-Competition Agreement, dated as of December 22, 1992, the term of which was extended pursuant to a letter agreement dated November 1, 1999, the term of which was further extended pursuant to Amendment No. 1 dated as of June 22, 2000, Amendment No. 2 dated as of June 22, 2001, Amendment No. 3 dated as of May 5, 2002, Amendment No. 4 dated as of June 22, 2003, Amendment No. 5 dated as of June 22, 2004, Amendment No. 6 dated as of June 22, 2005, Amendment No. 7 dated as of June 22, 2006, Amendment No. 8 dated as of June 22, 2007, Amendment No. 9 dated as of June 22, 2008, Amendment No. 10 dated as of August 8, 2008, and Amendment No. 11 dated as of August 8, 2009, and Citigroup Inc. was substituted as a party in lieu of Citicorp (the Non-Competition agreement, as so extended and amended, being referred to herein as the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement.

NOW, THEREFORE, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Citibank and Citigroup hereby consent and agree as follows:

SECTION 1. Unless otherwise defined in this Amendment No. 12, all defined terms used therein shall have the meanings ascribed to such terms in the Agreement.

SECTION 2. The term of the Agreement (originally scheduled to expire on December 22, 1999, and previously extended to August 8, 2010) shall be extended for an additional twelve (12) months to August 8, 2011.

SECTION 3. This Amendment No. 12 may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 4.  From and after the date of this Amendment No. 12, all references in the Agreement to this “Agreement” shall refer to the Agreement as amended hereby and all references in the Agreement to the “seventh anniversary” of the Agreement shall be deemed amended to refer to August 8, 2011.

IN WITNESS WHEREOF, the Company, Citibank and Citigroup have each caused this Amendment No. 12 to the Agreement to be duly executed by the respective officers as of the day and year first above written.

THE STUDENT LOAN CORPORATION

By:	/s/ Michael J. Reardon
Name: Michael J. Reardon
Title: Principal Executive Officer

CITIBANK, N.A.

By:	/s/ John Baumgartner
Name: John Baumgartner
Title: Director

CITIGROUP INC.

By:	/s/ Michael Zuckert
Name: Michael Zuckert
Title: Deputy General Counsel